Exhibit 99.5

RECORDING REQUESTED BY

AND WHEN RECORDED, RETURN TO:

Winston & Strawn LLP

101 California Street, 34th Floor

San Francisco, CA 94111

Attn: Loren Kessler Higgins

First Amendment to Deed of Trust with Assignment of Rents and Fixture Filing

(Los Angeles County, California)

THIS FIRST AMENDMENT TO DEED OF TRUST WITH ASSIGNMENT OF RENTS AND FIXTURE FILING (this “Amendment”) is entered into as of this 18th day of December, 2014, between UNIFIED GROCERS, INC., a California corporation (“Trustor”), as trustor, whose address is 5200 Sheila Street, Commerce, California 90040, Attention: Chief Financial Officer or the Treasurer and an organization identification number of C0113703, and WELLS FARGO BANK, NATIONAL ASSOCIATION (in its individual capacity, “Wells Fargo”), in its capacity as Administrative Agent for itself and for the other Lenders under the Credit Agreement described herein (together with its successors and assigns in such capacity, “Beneficiary”), as beneficiary, whose address is 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404.

RECITALS

A. Trustor is the trustor and Beneficiary is the beneficiary under that certain Deed of Trust with Assignment of Rents and Fixture Filing, dated as of June 28, 2013, and recorded on July 3, 2013, as document number 20130982502 of the official real property records of Los Angeles County, California (the “Original Deed of Trust”).

B. The Original Deed of Trust secures, among other things, certain indebtedness from time to time outstanding and other obligations of Trustor and certain of its affiliates to be performed under that certain Amended and Restated Credit Agreement, dated as of June 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Original Credit Agreement”), among Trustor, Lenders and Beneficiary, and certain other Persons from time to time signatory thereto.

C. The parties to the Original Credit Agreement have determined that it is in their best interest to amend the Original Credit Agreement to, among other things, increase the Maximum Revolver Amount and the amount of the Term Loan and, in connection therewith, Trustor and Beneficiary desire to amend the Original Deed of Trust as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing, Trustor and Beneficiary hereby agree as follows:

1. Recitals; Defined Terms. The Recitals set forth above are true and correct and are incorporated herein by this reference. All initially-capitalized terms used but not defined herein shall have the respective meanings set forth in the Original Deed of Trust, as amended hereby, or, to the extent not defined therein, in the Credit Agreement (as defined herein).

First Amendment to Deed of Trust (Los Angeles County, California)

2. Amendments to Security Instrument. The Original Deed of Trust is hereby amended as follows:

(a) The term “Credit Agreement” shall mean and refer to the Original Credit Agreement, as amended by that certain First Amendment and Consent, dated as of June 27, 2014, and that certain Second Amendment, Consent and Lender Joinder, dated as of the date hereof, by and among Trustor, the Lenders party thereto and Beneficiary, as administrative agent for the Lenders, as the same may be amended, modified, supplemented, or amended and restated from time to time.

(b) The term “Deed of Trust” shall mean and refer to the Original Deed of Trust, as amended by this Amendment, and as further amended, restated, supplemented or otherwise modified from time to time.

(c) The term “Loans” shall mean all of the loans and other financial accommodations made available by Lenders to Trustor pursuant to the terms and conditions of the Credit Agreement.

(d) The term “Secured Obligations” shall include, in addition to (and without limitation of) all other obligations already encompassed by such definition in the Original Deed of Trust, the repayment of all amounts outstanding from time to time under the Credit Agreement. As of the date hereof, the Credit Agreement provides for Loans in the form of (i) revolving loans, in the aggregate principal amount of up to $370,000,000 (which, upon Trustor’s request and compliance with the terms and conditions specified in the Credit Agreement, may be increased to an aggregate principal amount of up to $450,000,000), including sublimits for swingline loans and letters of credit for the account of Trustor; and (ii) a term loan in the principal amount of $100,000,000, all of which shall be included in the definition of “Secured Obligations”.

3. Reaffirmation. Trustor hereby acknowledges and reaffirms its obligations under the Original Deed of Trust, as amended hereby.

4. Continuing Obligations; Counterparts. Except as expressly provided by this Amendment, the rights and obligations of Trustor and Beneficiary under the Original Deed of Trust shall remain in full force and effect, and shall continue to secure all of the payment and performance of all Obligations. This Amendment may be executed on any number of separate counterpart pages, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Remainder of Page Blank; Signature Pages Follow]

First Amendment to Deed of Trust (Los Angeles County, California)

IN WITNESS WHEREOF, this Amendment has been executed by Trustor and Beneficiary and is effective as of the day and year first above written.

TRUSTOR:	UNIFIED GROCERS, INC., a California corporation

	By:	/s/ Christine Neal
Christine Neal, Senior Vice President of Finance and Treasurer

State of California	)
)
County of Los Angeles )

On December 16, 2014, before me, Sossi A. Andonian, Notary Public, personally appeared CHRISTINE NEAL who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Sossi A. Andonian	(Seal)

Signature Page

First Amendment to Deed of Trust (Los Angeles County, California)

BENEFICIARY:	WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Patrick McCormack
Patrick McCormack, Authorized Signatory

State of California	)
)
County of Los Angeles )

On December 16, 2014, before me, Karen G. Moore, Notary Public, personally appeared [        ] who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Karen G. Moore	(Seal)

Signature Page

First Amendment to Deed of Trust (Los Angeles County, California)